EXHIBIT 10.8

                                RENTAL AGREEMENT

THIS RENTAL AGREEMENT is executed at Garden Grove California this 5th day of November, 2003, by and between CORNING GARDEN GROVE L.L.C. and Xtreme Companies, Inc. (hereinafter referred to as "Tenant")
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1.     DESCRIPTION  OF  PREMISES:  Landlord  hereby  rents to Tenant, and hereby hires from Landlord on the terms, covenants, and conditions set forth herein, those premises described as unit #18, (hereinafter referred to as the "Premises"), which is approximately 2650 square feet, and is commonly known as 11782 Western Ave., Unit #18, Stanton, Ca 90680.

2. TERM: The term shall commence on November 5, 2003 and shall continue from month to month. Either party may terminate this rental agreement at any time by giving written notice thirty (30) days in advance.

3. RENT: Tenant agrees to pay $1595.00 per month, payable in advance on the 1st day of each month and $ -0- representing prorated rent from the date of possession. First rental payment due on or before 12/1/03.

4. SECURITY DEPOSIT: $3500.00 as security deposit has been deposited. Landlord may use therefrom such amounts as are reasonably necessary to remedy Tenant's default in the payment of rent, to repair damages caused by the tenant, and to clean the Premises if necessary upon termination of tenancy. If used towards rent or damages during the term of tenancy, Tenant agrees to reinstate said total security deposit upon five (5) days written notice delivered to Tenant in person or by mailing. Security deposit, or balance thereof, if any, shall be mailed to Tenant at last known address within 14 days surrender of Premises. Tenant shall not be entitled to interest on the security deposit.

5. LATE CHARGE: Tenant agrees to pay as additional rent, a late charge of 6% of any rental payment which is delinquent for more than three (3) days. An additional charge of twenty-five ($25.00) will be added to each returned NSF checks for the bank to the management. If check was automatically re-deposited by owner's bank that check too will incur a $25.00 NSF fee charge. Example: If check is re-deposited for NSF funds and clears a $25.00 fee will be charged. If same check is returned again after automatic re-deposit then it will receive another $25.00 check charge totaling in the amount owed the owner $50.00 in fees.

6. UTILITIES: Tenant shall pay for all power, heat, light, telephone service, and all other service metered to the Premises. Landlord further reserves the right to install separate meters for any public utility servicing the Premises for which a meter is not presently installed, in which event Tenant shall make payments when due directly to the public utility involved. Water charges in excess of $20.00 per month will be added to rental fee.

7. USE OF PREMISES: The Premises may be used and occupied only for assembly of parts onto boats for no other purpose or purposes without Landlord's consent. Tenant shall promptly comply with all laws, ordinances, and regulations affecting the Premises and their cleanliness, safety, occupation, and use. Tenant shall not do or permit anything to be done in or about the Premises, or bring or keep anything in the Premises that will in any way increase the fire insurance upon the building. Tenant will not perform any act or carry on any practice that may injure the building or be a nuisance or menace to tenants of adjoining premises.




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8.     REPAIRS:  Tenant  shall, at its sole cost, keep and maintain the Premises and appurtenances and every part thereof (excepting exterior walls and roofs which Landlord agrees to repair), including windows and skylights, any store front and the interior of the Premises, in good and sanitary order, condition, and repair. Tenant shall, at its sole cost and expense, keep and maintain all utilities, fixtures, and mechanical equipment used by Tenant in good order, condition and repair. In the case of equipment installed by landlord for Tenant, where Tenant is responsible for maintenance of the equipment, such maintenance will be provided by a reputable maintenance service company acceptable to landlord at Tenant's expense. Evidence of such a service contract will be provided to landlord at its request.


9.  ALTERNATIONS,  MECHANICS'  LIENS:

(A) ALTERATIONS MAY NOT be made to the Premises without the PRIOR WRITTEN consent of Landlord and any alterations of the Premises excepting movable furniture and trade fixtures shall Landlord's options become part of the realty and belong to Landlord. INCLUSIVE IS ANY AND ALL ELECTRICAL UPGRADES AND INSTALLATIONS. ALL ALTERATIONS MUST BE UP TO CITY CODE STANDARDS. ALL
ALTERATIONS ARE TO BE DONE BY LANDLORD'S APPROVED LICENSED CONTRACTORS. However, this or other trade equipment in conformance with the ordinances of the city and county, and the same may be removed upon the termination of this Agreement, provided Tenant shall not be in default under the terms and conditions of this Agreement, and the Premises are not damaged by removal. Tenant shall return the Premises on the termination of this Agreement in the same condition as when rented to Tenant, reasonable wear and tear excepted.

(b) Tenant shall keep the Premises, the building and the property in which the Premises are situated free from any liens arising out of any work performed for, materials furnished to, or obligations incurred by Tenant. Tenant shall not commit any nuisance or other act or thing which may disturb the quiet enjoyment of any other tenant in the Building.

10. LIABILITY INSURNACE: Tenant, at its own expense, shall provide and keep in force with companies acceptable to Landlord public liability insurance for the benefit of Landlord and Tenant jointly against liability for bodily injury and property damage in the amount of not less than Two Hundred Fifty Thousand Dollars ($250,000.00) in respect to injuries to or death of any one person and in the amount of not less than any one occurrence, and in the amount of not less than Five Hundred Thousand Dollars ($500,000.00) in respect to or death of more than any one occurrence, and in the amount of not less than Two Hundred Fifty Thousand ($250,000.00) per occurrence, in respect to damage to property. TENANT SHALL FURNISH LANDLORD WITH A CERTIFICATE OF SUCH POLICY and whenever required, shall satisfy Landlord that such a policy is in full force and effect. Such policy shall name Landlord as an additional insured and shall be primary and non-contributing with any insurance carrier by landlord. The policy shall further provide that it shall not be cancelled or altered without twenty (20) days prior written notice to Landlord.

11. FIRE INSURANCE: No use shall be made or permitted to be made on the Premises, which will increase the existing rate of insurance upon the Building or cause the cancellation of any insurance policy covering the Building, or any part thereof, nor shall Tenant Sell, or permit to be kept, used or used or sold, in or about the Premises, any articles which may be prohibited by the standard form of fire insurance policies. Tenant shall, at its sole cost and expense, comply with any and all requirements, pertaining to the Premises, of any insurance organization or company, necessary for the maintenance of reasonable fire and public liability insurance, covering the Premises and/or Building. Tenant agrees to pay landlord as additional rent, any increase in premiums on policies which may be carried by landlord on the Premises covering damage to the Building and loss of rent caused by fire and the perils normally included in extended coverage above the rate for the least hazardous type of occupancy for industrial warehousing, office, and distribution operation.


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12.  WAIVER  OF  CLAIMS:  Tenant  hereby  waives all claims against Landlord for damages of goods, wares, and merchandise in, upon or about the Premises and for injury to Tenant, its agents, employees, invitees, or third persons in or about the Premises from any cause arising at any time.

13.  INDEMNIFICATION  BY  TENANT:

(A) The Landlord shall not be liable, or suffer loss by reason of injury to person or property, from whatever cause, all or in any way connected with the condition or use of the Premises or the improvements of personal property therein or thereon, including without limitation any liability for injury to the person or property of tenant or any employee or agent. Tenant shall indemnify Landlord and hold it harmless from any and all liability, loss, cost, or obligation on account of, or arising out of, any such injury or loss, however occurring.

(B) In case any action, suit, or proceeding is brought against Landlord by reason of any such occurrence, Tenant, upon Landlord's request, will at Tenant's expense resist and defend such action, suit or proceeding, or cause the same to be resisted and defended by counsel designated by Tenant and approved by Landlord. The obligations of Tenant under this section arising by reason of any occurrence taking place during the term of this Agreement shall survive any termination of this Agreement.

14,  AUCTIONS,  SIGNS,  LANDSCAPING:

(A) Tenant shall not conduct or permit to be conducted and sale by auction on the Premises.

(B) Tenant shall place not exterior signs on the Premises without the prior written consent of Landlord. Landlord shall have the right to approve the placing of signs and the size and quality of the same.

(C) Tenant shall make not alterations or additions to the Premises, Building, or landscaping without the prior written consent of the Landlord.

15. ENTRY BY LANDLORD: Tenant shall permit Landlord or Landlord's agents to enter the Premises at all reasonable times for the purpose of inspecting the same or for the purpose of making repairs, alterations, or additions to any portion of the Building, including the erection and maintenance of such scaffolding, canopies, fences, and props as may be required, or for the purpose of posting notices of non-responsibility for alterations, additions, or repairs, or for the purposes of placing upon the building any usual or ordinary, "for sale" signs, without any rebate of rent and without any liability to Tenant for any loss of occupation or quiet enjoyment of the Premises thereby occasioned.

16. ASSIGNMENT AND SUBLETTING: Tenant shall not let or sublet all or any part of the Premises nor assign this Agreement or any interest in it without the prior written consent of Landlord.

17. ABANDONMENT: Tenant shall not vacate nor abandon the Premises at any time during the term of this Agreement, nor permit the Premises to remain unoccupied for a period longer than ten (10) consecutive days during the term. If Tenant shall abandon, vacate, or surrender the Premises or be dispossessed by Process of law, or otherwise, any personal property belonging to Tenant and left on the Premises shall, at the option of the Landlord be deemed abandoned.

18. PERSONAL PROPERTY TAXES: Tenant shall pay before delinquency any and all taxes, assessments, license fees, and public charges levied, assessed or imposed and which become payable during the term of this Agreement upon Tenants fixtures, furniture, appliances, and personal installed or located in the Premises.

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19.  ATTORNEY'S  FEES:  If  any  legal action or proceeding be brought by either party to enforce any part of this Agreement, the prevailing party shall recover in addition to all other relief, reasonable attorney's fees and costs. Should it be necessary for Landlord to employ legal counsel to enforce any of the provisions herein contained, Tenant agrees to pay as additional rent all attorneys' fees and court costs reasonably incurred thereby.

20. NOTICES: Except as otherwise expressly provided by law, any and all notices or other communications required or permitted by this Agreement or by law to be served on or given to either party hereto by the other party shall be in writing and shall be deemed duly served and given when personally delivered to the party, Landlord or Tenant, to whom it is directed, or any managing employee or such party or, in lieu of such personal service, when deposited in the United States mail, first class postage prepaid, addressed as follows:

LANDLORD:          CORNING  GARDEN  GROVE  L.L.C.
               11762  WESTERN  AVE.,  #F
               STANTON,  CA.  90680

TENANT:          KEVIN  RYAN
               XTREME  COMPANIES,  INC.
               11782  WESTERN  AVE.,  #18
               STANTON,  CA.  90680

EITHER PARTY, LANDLORD OR TENANT, MAY CHANGE ITS ADDRESS FOR PURPOSES OF THE PARAGRAPH BY GIVING WRITTEN NOTICE OF CHANGE TO THE OTHER PARTY IN THE MANNER PROVIDED IN THIS PARAGRAPH.

21. WAIVER: The waiver of any breach of any of the provisions of this Agreement by Landlord shall not constitute a continuing waiver of any subsequent breach by Tenant either of the same or of another provision of this Agreement.

22. TIME OF ESSENCE: Time is expressly declared to be the essence of the Agreement.

23. SOLE AND ONLY AGREEMENT: This instrument constitutes the sole and only agreement between Landlord and Tenant respecting the Premises and correctly sets forth the obligations of Landlord and Tenant to each other as of this date. Any agreements or representations respecting the Premises not expressly set forth in this instrument are null and void.

24. SPECIAL LEASE PROVISIONS: Special provisions of this Agreement number __ through __ are attached hereto and are made a part hereof. If none, so state in the following space none_______.

LANDLORD:
CORNING  GARDEN  GOVE  L.L.C.

BY:                   /s/ Joan M. Harrison
                      JOAN  M.  HARRISON
                      AGENT
TENANT:
                      BY:/s/ Kevin Ryan
                         SIGNATURE
                         KEVIN  RYAN
                         CEO
                         XTREME  COMPANIES,  INC.
                         317  XIMENO  AVE.
                         LONG  BEACH,  CA.  90814
                         LIC  #A1062117
                         FED  I.D.  #:   88-0394012
                         CELL  PH.#:  562/841-1942